FOR IMMEDIATE RELEASE               Contact:      Mary A. Chaput
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (615) 665-1122

            AMERICAN HEALTHWAYS REPORTS EPS OF $1.12 FOR FISCAL 2003

                  FOURTH-QUARTER EARNINGS TOTAL $0.30 PER SHARE

               EXPECTS CONTINUED PROFITABLE GROWTH FOR FISCAL 2004

NASHVILLE, TENN. (OCTOBER 9, 2003) - Ben R. Leedle, Jr., President and Chief Executive Officer of American Healthways, Inc. (Nasdaq: AMHC), today announced financial results for the fourth quarter and 12 months ended August 31, 2003. For the fourth quarter, revenues increased 20% to $46,010,000 from $38,279,000 for the fourth quarter of fiscal 2002. Net income rose 33% to $5,081,000 from $3,826,000. Earnings per diluted share for the fourth quarter were $0.30, up 25% from $0.24 for the fourth quarter of fiscal 2002. The Company's results include the effect of incentive bonus revenues of $0.03 per diluted share for the latest quarter and $0.05 per diluted share for the comparable prior-year period.

Revenues increased 35% for fiscal 2003 to $165,471,000 from $122,762,000 for fiscal 2002. Net income for the year rose 78% to $18,474,000 from $10,355,000 for fiscal 2002, and earnings per diluted share increased 75% to $1.12 from $0.64. These results include the effect of incentive bonus revenues of $0.13 per diluted share for fiscal 2003 and $0.12 per diluted share for fiscal 2002.

"American Healthways' fourth-quarter and fiscal 2003 financial and operating results continued to reflect the rapid expansion of our industry leading disease management and care enhancement business," remarked Leedle. "This expansion is readily apparent in the 49% growth in actual lives under management, to 838,000 at the fiscal year end from 563,000 at the end of fiscal 2002. As we announced on September 30th, we are now reporting actual lives under management instead of diabetes equivalent lives. In addition to serving fully insured members of many of the country's largest and most innovative health plans, we have also produced significant growth in the actual lives under management from their ASO/PPO memberships and agreements with 70 large self-insured employers.

"Because of the successful expansion of our health plan business, the fourth quarter marked our 12th consecutive quarter of substantial profitable growth on a comparable-quarter basis. In fact, in the past two fiscal years alone, actual lives under management have more than tripled from 245,000 to 838,000, a compound annual growth rate of 85%. This increase has driven a two-year compound annual growth rate for the Company's net income of 142% and for earnings per


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AMHC Reports Third-Quarter Results
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October 9, 2003



diluted share of 126%. Based on both our growing contracting momentum and the continuing success of our programs, we are confident that American Healthways is well positioned to sustain substantial profitable growth for the foreseeable future by helping our customers achieve improvement in the health and the health care cost of their members."

STRONG CONTRACTING GROWTH

"A number of recent announcements have highlighted our growing contracting momentum," Leedle said. "Yesterday, we announced:

         - a new five-year contract with WellChoice Inc., parent company of Empire Blue Cross Blue Shield, New York's largest health insurer, under which we will provide diabetes, heart failure, coronary artery disease, chronic obstructive pulmonary disease
                  (COPD) and asthma programs to a portion of their fully insured commercial managed care members, while offering these same programs and 11 other impact conditions to their ASO/PPO members;

         - a new five-year contract with Oxford Health Plans to provide our diabetes, heart failure and coronary artery disease programs to Oxford members beginning January 2004;

         - a new three-year contract with Horizon Healthcare Services, Inc. and its subsidiary, Horizon Healthcare of New Jersey, Inc., the largest health insurer in New Jersey, under which we will provide our heart failure program to their fully insured and Medicare+Choice members beginning January 2004.

"Since the beginning of our fourth quarter, we have reported that the Company has:

         - extended and expanded its relationship with CIGNA Healthcare through a new five-year contract that consolidates multiple existing arrangements into one contract, while including our program for COPD;

         - extended and expanded our relationship with Hawaii Medical Service Association, the Blue Cross Blue Shield plan for Hawaii, through a new seven-year contract, which adds COPD, asthma and end stage renal disease to our existing diabetes and cardiac programs.

         - entered a new five-year contract with Blue Cross Blue Shield of Nebraska to provide our comprehensive suite of programs, including impact conditions, to its self-insured employer groups;

         - extended and expanded our relationship with Community Health Plan through a new three-year contract, which adds our programs for COPD, asthma and back pain to our existing diabetes and cardiac programs;

         - entered a new three-year contract with QualChoice/QCA of Arkansas to provide our programs for diabetes and heart disease to its fully insured members beginning October 2003 and to offer these programs to its self-insured employer groups; and



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AMHC Reports Third-Quarter Results
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October 9, 2003



"Among other benefits resulting from these contracts, we now have contract terms of between five years and 10 years for our largest three customers, who accounted for approximately 70% of fiscal 2003 revenues, and these contracts are essentially risk-free. In addition, we have expanded the opportunity with our current customers to help them sell our programs to their ASO/PPO customers representing approximately 10 million members, even as we have aggressively increased actual ASO/PPO lives under management to 132,000 at the end of fiscal 2003 from approximately 22,000 at the end of fiscal 2002. In short, we believe these contracts provide clear evidence of increasing demand among health plans and employers for our demonstrated disease management solutions, and they strengthen American Healthways' position as the industry leader."

LANDMARK OUTCOMES ACHIEVED

"In recent weeks," Leedle continued, "two other seminal events have occurred that, from a strategic perspective, are easily as important for the Company's long-term growth prospects. First, one of our largest customers, Blue Cross Blue Shield of Minnesota ("Blue Cross"), just released the first year's results from our pioneering 10-year agreement to provide our comprehensive programs for 17 chronic conditions and diseases to more than 130,000 of its members. To quote Blue Cross's Chief Medical Officer, Dr. Bill Gold, on this report, `Based on the results from the first year of this innovative program, the potential impact is staggering.'

"We agree with this assessment on several levels. Blue Cross found that, at a time when employers across the nation are facing an expected 12% increase in their health care costs for 2004 - the fifth consecutive year of double-digit increases - our programs reduced its projected percentage increase in spending for all of their fully insured members by 200 to 300 basis points. In other words, our programs, which cover just 10% to 15% of Blue Cross's fully insured members, who typically account for 40% to 45% of its costs, produced a significant reduction in the cost inflation Blue Cross expects for 2004 across its entire fully insured membership. Not only do these savings represent an overall return on Blue Cross's investment ("ROI") of at least $2.90 for every dollar spent, but they were also achieved in just the first year of a 10-year program that we expect will produce increasing savings in successive years.

"It is also crucial to recognize, as Blue Cross reported, that these savings were produced because our programs substantially improved the quality and accessibility of health care for individual plan members, which improved their clinical outcomes, i.e. their health. We are confident that this combination of better individual outcomes and lower costs is a formula that will not be lost on those currently debating the potential of disease management and care enhancement to combat spiraling Medicare costs.

"These findings are of further importance to American Healthways because they are also the first independent verification of the potential for our programs for impact conditions, which enable us to serve a much broader segment of our health plan customers' members than programs for individual chronic diseases, such as diabetes or COPD. While our chronic disease programs generated savings in line with expectations, the savings from our impact condition programs


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AMHC Reports Third-Quarter Results
Page 4
October 9, 2003




substantially exceeded expectations. We believe these results provide strong early-stage validation of our strategy to reach a higher percentage of our customers' populations and thereby have the opportunity to have a greater impact on their overall heath care expenditures."

CONTINUED PROGRAM ENHANCEMENT

Leedle added, "Consistent with this strategy to reach more of our customers' members, our second key strategic success in September was our acquisition of StatusOne Health Systems. By enhancing our ability to reach a segment of our customers' populations that accounts for substantial health care costs, this acquisition significantly broadens our capabilities to meet health plans' growing interest for single-source solutions for their disease management and care enhancement needs. Because of StatusOne's strong internal growth and the substantial cross-selling opportunities within our respective customer bases, we expect this acquisition to be modestly accretive to earnings per diluted share for fiscal 2004 and significantly accretive for fiscal 2005.

"Together, we believe the release of the Blue Cross findings and the StatusOne transaction will provide additional impetus to the momentum evidenced by our contracting success since the start of the fourth quarter. We are confident the Company is well positioned to leverage this momentum to achieve its fiscal 2004 financial objectives."

FISCAL 2004 GUIDANCE

American Healthways' guidance for fiscal 2004 is based on its current health plan business under management, its current backlog, which is expected to produce annualized revenues of approximately $35 million, and its pipeline of potential new contracts and contract extensions. As previously announced, the Company anticipates its earnings per diluted share for fiscal 2004 to be in the range of $1.40 to $1.44. Earnings per diluted share for first quarter of fiscal 2004 are expected to be in the range of $0.20 to $0.21, compared to $0.23 for first quarter of fiscal 2003 ($0.03 of which related to incentive bonuses), due both to the impact of initial StatusOne transaction and integration costs and the ramp-up of contract costs ahead of revenue recognition for American Healthways' new agreements that are expected to start in the first or second quarters of fiscal 2004. American Healthways also continues to expect fiscal 2004 revenues to be in a range of $245 million to $255 million. Company guidance does not include any impact of incentive bonuses.

SUMMARY

Leedle concluded, "After many years of pioneering effort and investment, we are very pleased, although not surprised, with the recognition disease management and care enhancement is receiving today and with the opportunity its growth represents for American Healthways. Over the years, we have carefully structured this Company to be well positioned to leverage this opportunity to produce significant, sustainable and long-term profitable growth. Our proven business model is scalable and well financed, and we continue essential investments in the training and retention of high quality people throughout our organization. As a result of our long-term focus, demonstrated expertise and contracting momentum, we remain optimistic about the Company's prospects for building additional stockholder value."


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AMHC Reports Third-Quarter Results
Page 5
October 9, 2003




CONFERENCE CALL

American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to the following Web site - www.streetevents.com - at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company's website at www.americanhealthways.com.

SAFE HARBOR PROVISIONS

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the Company's ability to integrate the operations of StatusOne into the Company's business; the Company's ability to achieve the expected financial results for StatusOne; the Company's ability to sign and execute new contracts for health plan disease management services and care enhancement services and to sign and execute new contracts for hospital-based diabetes services; the risks associated with a significant concentration of the Company's revenues with a limited number of health plan customers; the Company's ability to effect cost savings and clinical outcomes improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company's ability to accurately forecast performance under the terms of its health plan contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned incentive performance bonuses; the ability of the Company's health plan customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance under the terms of its health plan contracts; the Company's ability to resolve favorably contract billing and interpretation issues with its health plan customers; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology platform; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations and to support or guarantee the Company's performance under new health plan contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during

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AMHC Reports Third-Quarter Results
Page 6
October 9, 2003




the terms of the agreements between the health plans and the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company's customers and their willingness to purchase the Company's services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management and care enhancement services to health plans, physicians, medical management organizations and hospitals. The Company's programs have been reviewed and approved for clinical excellence by Johns Hopkins and remain the only disease management programs to have been certified or accredited by each of the National Committee on Quality Assurance
(NCQA), the Joint Commission on Accreditation of Health Care Organizations (JCAHO), and the American Accreditation Healthcare Commission (URAC). At August 31, 2003, American Healthways disease and care management programs served 838,000 actual lives under management. The Company also operates diabetes management programs in hospitals nationwide. For more information visit www.americanhealthways.com.


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AMHC Reports Third-Quarter Results
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October 9, 2003




                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (UNAUDITED, EXCEPT FOR FISCAL YEAR 2002)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                        AUGUST 31,                      AUGUST 31,
                                                ---------------------------     ---------------------------
                                                    2003            2002            2003            2002
                                                -----------     -----------     -----------     -----------
Revenues                                        $    46,010     $    38,279     $   165,471     $   122,762
Cost of services                                     29,971          25,332         106,130          84,845
                                                -----------     -----------     -----------     -----------
 Gross margin                                        16,039          12,947          59,341          37,917

 Selling, general & administrative expenses           4,270           4,038          16,511          12,726
 Depreciation and amortization                        3,027           2,264          10,950           7,271
 Interest                                               131             161             569             370
                                                -----------     -----------     -----------     -----------

Income before income taxes                            8,611           6,484          31,311          17,550
Income tax expense                                    3,530           2,658          12,837           7,195
                                                -----------     -----------     -----------     -----------

Net income                                      $     5,081     $     3,826     $    18,474     $    10,355
                                                ===========     ===========     ===========     ===========


Basic income per share:                         $      0.32     $      0.25     $      1.19     $      0.69
                                                ===========     ===========     ===========     ===========

Diluted income per share:                       $      0.30     $      0.24     $      1.12     $      0.64
                                                ===========     ===========     ===========     ===========


Weighted average common shares
 and equivalents:
   Basic                                         15,710,000      15,321,000      15,524,000      14,973,000
   Diluted                                       16,844,000      16,260,000      16,505,000      16,094,000


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AMHC Reports Fourth-Quarter Results
Page 8
October 9, 2003


                            AMERICAN HEALTHWAYS, INC.
                       SEGMENT AND STATISTICAL INFORMATION
                    (UNAUDITED, EXCEPT FOR FISCAL YEAR 2002)
                             (DOLLARS IN THOUSANDS)


                                        THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                           AUGUST 31,                     AUGUST 31,
                                     ------------------------      ------------------------
                                        2003           2002           2003           2002
                                     ---------      ---------      ---------      ---------
  SEGMENT OPERATING INFORMATION
Revenues:
  Health plan contracts              $  42,468      $  33,864      $ 150,085      $ 104,250
  Hospital contracts                     3,477          4,345         15,099         18,195
  Other revenue                             65             70            287            317
                                     ---------      ---------      ---------      ---------
                                     $  46,010      $  38,279      $ 165,471      $ 122,762
                                     =========      =========      =========      =========

Income before income taxes:
  Health plan contracts              $  15,940      $  12,241      $  56,918      $  32,837
  Hospital contracts                       696            554          3,069          3,636
  Shared support services               (6,365)        (4,686)       (22,610)       (14,624)
                                     ---------      ---------      ---------      ---------
    Total segments                      10,271          8,109         37,377         21,849
  General corporate                     (1,660)        (1,625)        (6,066)        (4,299)
                                     ---------      ---------      ---------      ---------
                                     $   8,611      $   6,484      $  31,311      $  17,550
                                     =========      =========      =========      =========


  OPERATING STATISTICS

     Health Plan Segment
  Health plan actual lives under
    management at end of period        837,710        563,451        837,710        563,451
  Annualized Revenue in backlog      $  12,200      $  27,600      $  12,200      $  27,600

     Hospital Segment
  Contracts at end of period                49             55             49             55


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AMHC Reports Fourth-Quarter Results
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October 9, 2003


                            AMERICAN HEALTHWAYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                         (UNAUDITED)
                                                          AUGUST 31,     August 31,
                                                            2003            2002
                                                          ---------      ---------
ASSETS
 Current assets:
  Cash and cash equivalents                               $  35,956      $  23,924
  Accounts receivable, net
     Billed                                                  18,526         15,146
     Unbilled                                                 7,971          5,543
  Other current assets                                        4,267          3,495
  Deferred tax asset                                            758          1,313
                                                          ---------      ---------

    Total current assets                                     67,478         49,421

Property and equipment
  Leasehold improvements                                      5,045          3,459
  Computer equipment, related software
   and other equipment                                       47,772         35,148
                                                          ---------      ---------
                                                             52,817         38,607
  Less accumulated depreciation                             (25,166)       (16,802)
                                                          ---------      ---------
    Net property and equipment                               27,651         21,805

Long-term deferred tax asset                                     --            942

Other assets, net                                               446          1,411

Goodwill, net                                                44,438         44,438
                                                          ---------      ---------

Total assets                                              $ 140,013      $ 118,017
                                                          ---------      ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Accounts payable                                        $   4,067      $   4,268
  Accrued salaries and benefits                               9,162         11,726
  Accrued liabilities                                         2,790          2,372
  Contract billings in excess of earned revenue               3,272          5,726
  Income taxes payable                                          391            235
  Current portion of other long-term debt/liabilities           749            799
                                                          ---------      ---------

    Total current liabilities                                20,431         25,126

Long-term debt                                                  109            514

Long-term deferred tax liability                              2,380             --

Other long-term liabilities                                   4,662          3,568

Commitments and contingencies

Stockholders' equity
  Preferred stock
    $.001 par value, 5,000,000 shares authorized,
     none outstanding                                            --             --
  Common stock
    $.001 par value, 40,000,000 shares authorized,
      15,796,732 and 15,366,232 shares outstanding               16             15
  Additional paid-in capital                                 74,086         68,939
  Retained earnings                                          38,329         19,855
                                                          ---------      ---------

    Total stockholders' equity                              112,431         88,809
                                                          ---------      ---------

Total liabilities and stockholders' equity                $ 140,013      $ 118,017
                                                          ---------      ---------


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AMHC Reports Fourth-Quarter Results
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October 9, 2003


                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                         TWELVE MONTHS ENDED
                                                                              AUGUST 31,
                                                                     ---------------------------
                                                                         2003             2002
                                                                     -----------        --------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income                                                           $ 18,474         $ 10,355
  Income tax expense                                                     12,837            7,195
                                                                       --------         --------
  Income before income taxes                                             31,311           17,550
  Depreciation and amortization                                          10,950            7,271
  Income taxes (net paid)                                                (5,378)            (336)
  Decrease (increase) in working capital items                          (11,381)          (1,430)
  Other, net                                                              1,432            1,042
                                                                       --------         --------
      Net cash flows provided by operating activities                    26,934           24,097

Cash flows from investing activities:
  Acquisition of property and equipment                                 (16,168)         (13,829)
  Business acquisitions                                                      --             (442)
                                                                       --------         --------
      Net cash flows used in investing activities                       (16,168)         (14,271)

Cash flows from financing activities:
  Exercise of stock options                                               1,649            1,998
  Payments of long-term debt                                               (383)            (276)
                                                                       --------         --------
      Net cash flows (used in) provided by financing activities           1,266            1,722

Net increase in cash and cash equivalents                                12,032           11,548
Cash and cash equivalents, beginning of period                           23,924           12,376
                                                                       --------         --------

Cash and cash equivalents, end of period                               $ 35,956         $ 23,924
                                                                       ========         ========


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